CUSIP No. 53224V100	13G	Page 1 1 of 11 Pages

Exhibit 1

Members of Group

Deer VI & Co. LLC

Bessemer Venture Partners Co-Investment L.P.

Bessemer Venture Partners VI Institutional L.P.

Bessemer Venture Partners VI L.P.